Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of LogMeIn, Inc. and subsidiaries and the effectiveness of LogMeIn, Inc.’s internal control over financial reporting dated February 21, 2019, appearing in the Annual Report on Form 10-K of LogMeIn, Inc. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

July 24, 2019